UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2013

Analog Devices, Inc.
(Exact name of registrant as specified in its charter)

Massachusetts	1-7819	04-2348234
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

One Technology Way, Norwood, MA	02062
(Address of principal executive offices)	(Zip Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2014 Executive Performance Incentive Plan

On September 9, 2013, the Compensation Committee of the Board of Directors of Analog Devices, Inc. (the “Company”) approved the terms of the 2014 Executive Performance Incentive Plan (the “Executive Performance Incentive Plan”). All executive officers and other senior management selected by the Chief Executive Officer are eligible to participate in the Executive Performance Incentive Plan. The foregoing description of the Executive Performance Incentive Plan does not purport to be complete and is qualified in its entirety by reference to the 2014 Executive Performance Incentive Plan filed as Exhibit 10.1 of this Report and incorporated herein by reference.

Departure of Director

On September 10, 2013, Paul Severino informed the Board of Directors of the Company that he has decided not to stand for re-election at the Company's next annual meeting of shareholders. Mr. Severino will continue to serve as a director of the Company until his term expires at the 2014 annual meeting of shareholders. Mr. Severino is a member of the Company's Compensation Committee. Mr. Severino's decision not to stand for re-election to the Board of Directors of the Company is not due to any disagreement with the Company.

Item 9.01.      Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	2014 Executive Performance Incentive Plan

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 12, 2013	ANALOG DEVICES, INC.
	By:	/s/ David A. Zinsner
David A. Zinsner
Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	2014 Executive Performance Incentive Plan